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EXHIBIT 5

                      [LETTERHEAD OF PEPPER HAMILTON LLP]

May 24, 2000

Covalent Group, Inc.
One Glenhardie Corporate Center
1275 Drummers Lane, Suite 100
Wayne, Pennsylvania  19087

          Re:  Registration Statement on Form S-8 relating to the
               Amended and Restated 1996 Covalent Group, Inc.
               Stock Incentive Plan

Ladies and Gentlemen:

          We have acted as counsel to Covalent Group, Inc., a Nevada corporation (the "Company") in connection with the Registration Statement on Form S-8 (the "Registration Statement") filed by the Company with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "Act"), relating to 2,500,000 shares of the Company's common stock, par value $0.001 per share (the "Common Stock"), reserved for and issuable under the Amended and Restated 1996 Covalent Group, Inc. Stock Incentive Plan (the "Plan").

          In rendering this opinion, we have examined the Registration Statement and the exhibits thereto, including the Plan, certain records of the Company's corporate proceedings as reflected in its minute books and such statutes, records and other documents as we have deemed relevant. In our examination, we have assumed the genuineness of documents submitted to us as originals and the conformity with the originals of all documents submitted to us as copies thereof. In addition, we have made such investigation of the Nevada General Corporation Law (the "Nevada GCL") as we have considered appropriate for the purposes of rendering the opinions expressed herein. This opinion is limited to the Nevada GCL.

          Based on the foregoing, it is our opinion that the shares of Common Stock issuable under the Plan will be, when issued and paid for in accordance with the terms of the Plan, validly issued, fully paid and non-assessable.

          We hereby consent to the use of this opinion as Exhibit 5 to the Registration Statement. In giving such consent, we do not thereby admit that we are acting within the category of persons whose consent is required under
Section 7 of the Act and the rules or regulations of the Commission thereunder.

          The opinion expressed herein is solely for your benefit and may be relied upon only by you.

                              Sincerely,


                              PEPPER HAMILTON LLP

                            /s/ Jeffrey P. Libson
                                -----------------
                                A Partner